                                                                                                                                Exhibit 10.55
Execution Document 11/07/13

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered as of November 7, 2013 (the “Effective Date”), by and between Agri-Laboratories, Ltd., a Delaware corporation with offices at 20927 State Route K, St. Joseph, Missouri 64505 (“Assignor”), Eli Lilly and Company, acting through its Elanco Animal Health division, with offices at 2500 Innovative Way, Greenfield, Indiana 46140 (“Assignee”), and Diamond Animal Health, Inc. an Iowa corporation with offices at 2538 S.E. 43rd Street, Des Moines, Iowa 50317 (“Diamond”).

 WHEREAS, Assignor and Diamond are parties to that certain Bovine Vaccine Distribution Agreement dated February 13, 1998, and all amendments thereto (the “Distribution Agreement”);

WHEREAS, pursuant to that certain Asset Purchase Agreement entered into by Assignor and Assignee dated November 7, 2013 (the “Purchase Agreement”), Assignee shall purchase certain assets of Assignor, including all of Assignor’s right, title, benefit, privileges and interest in and to the Distribution Agreement;

WHEREAS, concurrently with the closing of the Purchase Agreement, Assignor wishes to assign its rights and obligations under the Distribution Agreement to Assignee, and Assignee has agreed to assume such rights and obligations, as set forth in the Distribution Agreement; and

WHEREAS, Section 12.08 of the Distribution Agreement requires Diamond’s prior written consent before Assignor may assign its rights or duties, in whole or in part, under the Distribution Agreement and Diamond is willing to consent to such assignment and assumption of the Distribution Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Assignment and Assumption.  Effective as of the Effective Date, Assignor hereby assigns, sells, transfers and sets over to Assignee all of Assignor’s right, title, benefit, privileges and interest in and to the Distribution Agreement, and all of Assignor’s burdens and obligations in connection with the Distribution Agreement (collectively the “Assignment”).  Assignee hereby accepts the Assignment and assumes and agrees for the benefit of Assignor and Diamond to be bound by, observe, perform, pay and discharge all of Assignor’s duties, liabilities, obligations, terms, provisions and covenants solely to the extent they are to be observed, performed, paid or discharged on and after the Effective Date, in connection with the Distribution Agreement (collectively the “Assumption”).

2. Consent and Agreement of Diamond.  In accordance with Section 12.08 of the Distribution Agreement, Diamond hereby consents to the assignment by Assignor to Assignee of all of Assignor’s right, title and interest in and to the Distribution Agreement, and releases Assignor from any and all obligations under the Distribution Agreement solely to the extent that they arise on or after the Effective Date of the Assignment.  Diamond further acknowledges and agrees that all of Diamond’s obligations under the Distribution Agreement shall survive the assignment of the Distribution Agreement in accordance with the terms and conditions thereof. This Assignment shall not relieve Assignor of responsibility for the performance of any accrued obligation which it has as of the Effective Date of this Agreement.

3. Remaining Terms.  All parties acknowledge that a true, correct and complete copy of the Distribution Agreement, together with all amendments thereto, is attached hereto as Exhibit A. Except as specifically modified pursuant to this Assignment, all terms and provisions of the Distribution Agreement shall remain in full force and effect as set forth therein.  Nothing in this Agreement shall constitute or be construed to be a termination of the Distribution Agreement.

4. Further Actions.  Each of the Parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other Parties hereto, such further instruments of transfer and assignment and to take such other action as such other Parties may reasonably request to more effectively consummate the Assignment and Assumption contemplated by this Assignment.

5. Amendment and Waiver.  No provision of this Assignment may be amended, modified, supplemented or waived except by an instrument in writing executed by all of the Parties hereto or, in the case of an asserted waiver, executed by the party against which enforcement of the waiver is sought.  The rights and remedies of the Parties to this Assignment are cumulative and not alternative.

6. Assignment.  Neither this Assignment nor any right created hereby is assignable by any of the Parties hereto without the prior written consent of the other Parties; provided, that the Distribution Agreement, as amended hereby, shall continue to be assignable on the terms and conditions set forth in Section 12.08 thereof.

7. Governing Law.  This Assignment will be governed by, and construed in accordance with, the laws of the State of Iowa without reference or regard to the conflicts of law rules thereof.

8. Counterparts.  This Assignment may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ASSIGNOR: Agri-Laboratories, Ltd. By: /s/ Steve Schram Name: Steve Schram Title: CEO	ASSIGNEE: Eli Lilly and Company, acting through its Elanco Animal Health division By: /s/ Jeffrey N. Simmons Name: Jeffrey N. Simmons Title: President

Diamond Animal Health, Inc.

By:              /s/ Robert B. Grieve

Name:         Robert B. Grieve

Chairman, CEO and President

Date:

Signature Page to Assignment and Assumption Agreement